Exhibit 99.1

Barnes & Noble Reports Fiscal 2018 Third Quarter Financial Results

Company Outlines Strategic Turnaround Plan

NEW YORK--(BUSINESS WIRE)--March 1, 2018--Barnes & Noble, Inc. (NYSE: BKS) today reported sales and earnings for its fiscal 2018 third quarter ended January 27, 2018. Additionally, the Company outlined elements of its strategic turnaround plan.

Total sales for the third quarter were $1.2 billion, declining 5.3% as compared to the prior year. Comparable store sales decreased 5.8% for the quarter, primarily due to lower traffic. Comparable store sales trends did improve in January, declining 3.5%.

“While we were disappointed with our holiday sales, comparable store sales trends did improve in January,” said Demos Parneros, Chief Executive Officer of Barnes & Noble, Inc. “We have initiated a strategic turnaround plan that is centered on growing the business and enhancing shareholder value. In the short term we are focused on stabilizing sales, improving productivity and reducing expenses. Achievement of our longer-term goals requires a significant multi-year transformation. We expect our plan to provide consistent improvement beginning in fiscal 2019 and beyond.”

Barnes & Noble announced that its long-term strategic plan is focused on the following four key elements: 1) strengthening the core business by enhancing the customer value proposition; 2) improving profitability through an aggressive expense management program, which will be used to fund growth initiatives; 3) accelerating execution through simplification; and 4) innovating for the future, which will position the company for long-term growth.

Beginning in February, Barnes & Noble implemented a companywide expense reduction plan. This plan includes a new store labor model that provides greater flexibility and better customer service by eliminating tasks and allowing booksellers to focus more on customers. The Company estimates that these actions will result in annual cost savings of approximately $40 million.

The consolidated third quarter net loss was $63.5 million, or $0.87 per share, as compared to prior year net earnings of $70.3 million, or $0.96 per share.

Third quarter results include a non-cash goodwill impairment charge of $133.6 million, and a severance charge of $10.7 million associated with the Company’s transition to a new labor model.

Excluding non-recurring charges, third quarter EBITDA would have been $137.7 million.

Third quarter taxes include a $35.0 million non-cash valuation allowance against certain deferred tax assets, partially offset by a benefit of $26.4 million due to the enactment of the Tax Cuts and Jobs Act tax legislation.

The Company ended the third quarter with $60 million of borrowings under its $750 million credit facility.

Outlook

For fiscal 2018, the Company expects comparable store sales to decline in the mid-single digits and consolidated EBITDA to be in a range of $140 million to $160 million, excluding unusual or non-recurring items.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, March 1, 2018, and is accessible at investors.barnesandnobleinc.com.

Barnes & Noble, Inc. will report fiscal 2018 year end results on or about June 21, 2018.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE: BKS) is the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products. The Company operates 630 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com). The Nook Digital business offers a lineup of popular NOOK® tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store features more than 4.5 million digital books in the US (www.nook.com), plus periodicals and comics, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

BKS – Financial

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business, risks associated with the eCommerce business, including the possible loss of eCommerce customers and declines in eCommerce sales, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to new store concepts and eCommerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 29, 2017, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017

Sales	$1,231,771	$1,300,908	$2,876,204	$3,073,338
Cost of sales and occupancy	831,745	864,107	1,994,002	2,103,623
Gross profit	400,026	436,801	882,202	969,715
Selling and administrative expenses	273,044	278,962	769,067	801,499
Depreciation and amortization	28,245	29,052	81,842	90,083
Goodwill impairment	133,612	-	133,612	-
Operating income (loss)	(34,875)	128,787	(102,319)	78,133
Interest expense, net	2,536	2,076	7,254	5,666
Income (loss) before taxes	(37,411)	126,711	(109,573)	72,467
Income tax provision (benefit)	26,125	56,435	(5,165)	37,016
Net income (loss)	$(63,536)	$70,276	$(104,408)	$35,451

Income (loss) per common share:
Basic	$(0.87)	$0.97	$(1.44)	$0.48
Diluted	$(0.87)	$0.96	$(1.44)	$0.48

Weighted average common shares outstanding:
Basic	72,649	71,581	72,566	72,232
Diluted	72,649	71,714	72,566	72,387

Dividends declared per common share	$0.15	$0.15	$0.45	$0.45

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	67.5%	66.4%	69.3%	68.4%
Gross profit	32.5%	33.6%	30.7%	31.6%
Selling and administrative expenses	22.2%	21.4%	26.7%	26.1%
Depreciation and amortization	2.3%	2.2%	2.8%	2.9%
Goodwill impairment	10.8%	0.0%	4.6%	0.0%
Operating income (loss)	-2.8%	9.9%	-3.6%	2.5%
Interest expense, net	0.2%	0.2%	0.3%	0.2%
Income (loss) before taxes	-3.0%	9.7%	-3.8%	2.4%
Income tax provision (benefit)	2.1%	4.3%	-0.2%	1.2%
Net income (loss)	-5.2%	5.4%	-3.6%	1.2%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

		13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
		January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017

Sales
	Retail	$1,210,417	$1,276,039	$2,810,162	$2,988,471
	NOOK	30,930	38,434	86,394	114,524
	Elimination	(9,576)	(13,565)	(20,352)	(29,657)
Total		$1,231,771	$1,300,908	$2,876,204	$3,073,338

Gross Profit
	Retail	$384,559	$422,251	$837,885	$919,473
	NOOK	15,467	14,550	44,317	50,242
Total		$400,026	$436,801	$882,202	$969,715

Selling and Administrative Expenses
	Retail	$259,198	$262,024	$727,149	$738,176
	NOOK	13,846	16,938	41,918	63,323
Total		$273,044	$278,962	$769,067	$801,499

Goodwill Impairment
	Retail	$133,612	$-	$133,612	$-
	NOOK	-	-	-	-
Total		$133,612	$-	$133,612	$-

EBITDA
	Retail	$(8,251)	$160,227	$(22,876)	$181,297
	NOOK	1,621	(2,388)	2,399	(13,081)
Total		$(6,630)	$157,839	$(20,477)	$168,216

Depreciation and Amortization
	Retail	$(25,295)	$(25,236)	$(72,491)	$(74,756)
	NOOK	(2,950)	(3,816)	(9,351)	(15,327)
Total		$(28,245)	$(29,052)	$(81,842)	$(90,083)

Operating Income (Loss)
	Retail	$(33,546)	$134,991	$(95,367)	$106,541
	NOOK	(1,329)	(6,204)	(6,952)	(28,408)
Total		$(34,875)	$128,787	$(102,319)	$78,133

Net Income (Loss)
	Operating income (loss)	$(34,875)	$128,787	$(102,319)	$78,133
	Interest expense, net	(2,536)	(2,076)	(7,254)	(5,666)
	Income tax provision (benefit)	(26,125)	(56,435)	5,165	(37,016)
Total		$(63,536)	$70,276	$(104,408)	$35,451

Percentage of sales:

Gross Margin
	Retail	31.8%	33.1%	29.8%	30.8%
	NOOK	72.4%	58.5%	67.1%	59.2%
Total		32.5%	33.6%	30.7%	31.6%

Selling and Administrative Expenses
	Retail	21.4%	20.5%	25.9%	24.7%
	NOOK	64.8%	68.1%	63.5%	74.6%
Total		22.2%	21.4%	26.7%	26.1%

Goodwill Impairment
	Retail	11.0%	0.0%	4.8%	0.0%
	NOOK	0.0%	0.0%	0.0%	0.0%
Total		10.8%	0.0%	4.6%	0.0%

EBITDA
	Retail	-0.7%	12.6%	-0.8%	6.1%
	NOOK	7.6%	-9.6%	3.6%	-15.4%
Total		-0.5%	12.1%	-0.7%	5.5%

Depreciation and Amortization
	Retail	-2.1%	-2.0%	-2.6%	-2.5%
	NOOK	-13.8%	-15.3%	-14.2%	-18.1%
Total		-2.3%	-2.2%	-2.8%	-2.9%

Operating Income (Loss)
	Retail	-2.8%	10.6%	-3.4%	3.6%
	NOOK	-6.2%	-24.9%	-10.5%	-33.5%
Total		-2.8%	9.9%	-3.6%	2.5%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 27, 2018	January 28, 2017

ASSETS
Current assets:
Cash and cash equivalents	$11,500	$11,628
Receivables, net	62,952	70,434
Merchandise inventories, net	975,055	1,010,343
Prepaid expenses and other current assets	79,175	62,164
Total current assets	1,128,682	1,154,569

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,075,491	1,060,416
Fixtures and equipment	1,650,352	1,597,435
	2,728,384	2,660,392
Less accumulated depreciation and amortization	2,466,032	2,378,925
Net property and equipment	262,352	281,467

Goodwill	73,769	211,276
Intangible assets, net	309,757	310,369
Other non-current assets	13,285	11,275
Total assets	$1,787,845	$1,968,956

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$490,886	$500,751
Accrued liabilities	285,598	319,145
Gift card liabilities	358,609	384,830
Total current liabilities	1,135,093	1,204,726

Long-term debt	59,805	18,200
Deferred taxes	58,118	54,290
Other long-term liabilities	91,712	105,212

Shareholders' equity:
Common stock; $0.001 par value; 300,000 shares authorized;
112,238 and 111,648 shares issued, respectively	112	112
Additional paid-in capital	1,747,478	1,743,562
Accumulated other comprehensive income	315	198
Retained earnings	(183,064)	(22,045)
Treasury stock, at cost, 39,585 and 40,093 shares, respectively	(1,121,724)	(1,135,299)
Total Barnes & Noble, Inc. shareholders' equity	443,117	586,528
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$1,787,845	$1,968,956

BARNES & NOBLE, INC. AND SUBSIDIARIES
Earnings (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
Numerator for basic income (loss) per share:
Net income (loss)	$(63,536)	$70,276	$(104,408)	$35,451
Less allocation of dividends to participating securities	(21)	(168)	(59)	(559)
Less allocation of undistributed earnings to participating securities	-	(948)	-	(42)
Net income (loss) available to common shareholders	$(63,557)	$69,160	$(104,467)	$34,850

Numerator for diluted income (loss) per share:
Net income (loss) available to common shareholders	$(63,557)	$69,160	$(104,467)	$34,850
Allocation of undistributed earnings to participating securities	-	948	-	42
Less diluted allocation of undistributed earnings to participating securities	-	(946)	-	(42)
Net income (loss) available to common shareholders	$(63,557)	$69,162	$(104,467)	$34,850

Denominator for basic income (loss) per share:
Basic weighted average common shares	72,649	71,581	72,566	72,232

Denominator for diluted income (loss) per share:
Basic weighted average common shares	72,649	71,581	72,566	72,232
Average dilutive options	-	68	-	77
Average dilutive non-participating securities	-	65	-	78
Diluted weighted average common shares	72,649	71,714	72,566	72,387

Income (loss) per common share:
Basic	$(0.87)	$0.97	$(1.44)	$0.48
Diluted	$(0.87)	$0.96	$(1.44)	$0.48

BARNES & NOBLE, INC. AND SUBSIDIARIES
Non-GAAP Reconciliation & Forward-Looking Statement
(In millions)
(Unaudited)

	Forward-Looking Fiscal 2018

EBITDA
Adjusted EBITDA (a)	$140	$160
Goodwill impairment	133	133
Severance	11	11
Strategic initiatives (b)	14	14
EBITDA	$(18)	$2

Operating income (loss)
EBITDA	$(18)	$2
Depreciation and amortization	(107)	(107)
Operating income (loss)	$(125)	$(105)
(a)	Excludes any unusual or non-recurring items.

(b)	Costs associated with strategic initiatives, including strategic consulting and markdowns to clear certain non-returnable inventories.

13 weeks ended
January 27, 2018
EBITDA
Adjusted EBITDA	$137
Goodwill impairment	133
Severance	11
EBITDA	$(7)

Operating loss
EBITDA	$(7)
Depreciation and amortization	(28)
Operating income	$(35)

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investors:
Barnes & Noble, Inc.
Andy Milevoj, 212-633-3489
Vice President
Investor Relations and Corporate Finance
amilevoj@bn.com